[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      13,665,682        0.15             91,912,565        7.40


     Class B      337,773  0.12             2,709,987         7.40


     Class C      631,988  0.12             5,156,821         7.40


     Class I      2,518,062         0.16             18,276,748        7.40





     Evergreen High Income Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        5,890,168       0.11             52,797,592        8.71


     Class B        1,735,534       0.08             19,198,501        8.69


     Class C        1,927,695       0.08             22,249,397        8.74


     Class I           184,221      0.13               1,672,579       8.71

















     Evergreen Short-Intermediate Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A        941,605         0.14             6,897,302         10.08


     Class B        143,503         0.10             1,367,746         10.08


     Class C        208,742         0.10             1,986,553         10.08


     Class I      6,378,303         0.15             43,160,065        10.08





     Evergreen High Grade Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,291,161         0.22             5,829,879         10.06


     Class B        311,659         0.18             1,670,473         10.06


     Class C        167,176         0.18             923,904  10.06


     Class I        480,971         0.24             1,994,861         10.06